Exhibit 99.1

Guidewire Software Announces First Quarter Fiscal Year 2020 Financial Results

SAN MATEO, Calif., December 5, 2019 - Guidewire Software, Inc. (NYSE: GWRE), provider of the industry platform Property and Casualty (“P&C”) insurers rely upon, today announced its financial results for the fiscal quarter ended October 31, 2019.

“Total revenue and profitability in the first quarter exceeded our outlook and was highlighted with the selection of InsuranceSuite Cloud by a Tier One carrier for a new, greenfield line of business,” said Mike Rosenbaum, chief executive officer, Guidewire Software. "As we build momentum into the year, we are as committed as ever to the cloud, data, and analytics transformation we are helping drive in the P&C insurance industry.”

First Quarter Fiscal Year 2020 Financial Highlights

Revenue
•Total revenue for the first quarter of fiscal year 2020 was $157.0 million, a decrease of 13% from the same quarter in fiscal year 2019. License and subscription revenue was $82.4 million, a decrease of 13%; services revenue was $53.6 million, a decrease of 17%; and maintenance revenue was $21.0 million, which remained relatively flat.
•Annual recurring revenue, or ARR, was $463 million as of October 31, 2019, up from $460 million as of July 31, 2019. Quarterly ARR results for fiscal year 2020 are based on actual currency rates at the end of fiscal year 2019, held constant throughout the year.

Profitability
•GAAP loss from operations was $24.6 million for the first quarter of fiscal year 2020, compared with $2.5 million of income for the comparable period in fiscal year 2019.
•Non-GAAP income from operations was $7.1 million for the first quarter of fiscal year 2020, compared with $33.1 million of non-GAAP income for the comparable period in fiscal year 2019.
•GAAP net loss was $15.0 million for the first quarter of fiscal year 2020, compared with $6.3 million of net income for the comparable period in fiscal year 2019. GAAP net loss per share was $0.18, based on diluted weighted average shares outstanding of 82.4 million, compared with net income per share of $0.08 for the comparable period in fiscal year 2019, based on diluted weighted average shares outstanding of 82.2 million.
•Non-GAAP net income was $11.0 million for the first quarter of fiscal year 2020, compared with $31.1 million of non-GAAP net income for the comparable period in fiscal year 2019. Non-GAAP net income per share was $0.13, based on diluted weighted average shares outstanding of 83.1 million, compared with non-GAAP net income per share of $0.38 for the comparable period in fiscal year 2019, based on diluted weighted average shares outstanding of 82.2 million.

Liquidity
•The Company had $1.3 billion in cash, cash equivalents, and investments at October 31, 2019, the same as at July 31, 2019. The Company used $18.1 million in cash from operations and had negative free cash flow of $29.1 million during the three months ended October 31, 2019.

Business Outlook
Guidewire is issuing the following outlook for the second fiscal quarter and fiscal year 2020 based on current expectations:

(in $ millions)	Second Quarter Fiscal Year 2020			Fiscal Year 2020
Revenue	162.0	-	166.0	759.0	-	771.0
License and subscription	92.0	-	96.0	443.0	-	455.0
Maintenance	20.0	-	20.5	85.0	-	87.0
Services	48.0	-	51.0	224.0	-	236.0
GAAP income (loss) from operations	(28.9)	-	(24.9)	(41.4)	-	(29.4)
Non-GAAP income (loss) from operations	5.0	-	9.0	96.0	-	108.0

The Company is not providing an outlook for GAAP and non-GAAP net income (loss) and GAAP and non-GAAP net income (loss) per share due to the issuance of base erosion and anti-abuse tax ("BEAT") regulations earlier this week. The Company is currently evaluating these regulations; however, the Company believes that these regulations will increase the Company's GAAP income tax provision in fiscal year 2020 but will not impact the non-GAAP income tax provision.

Conference Call Information
What:  Guidewire Software First Quarter Fiscal Year 2020 Financial Results Conference Call
When:  Thursday, December 5, 2019
Time:  2:00 p.m. PT (5:00 p.m. ET)
Live Call: (877) 705-6003, Domestic
(201) 493-6725, International
Replay:  (844) 512-2921, Passcode 13697014, Domestic
(412) 317-6671, Passcode 13697014, International
Webcast: http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, free cash flow, and annual recurring revenue ("ARR"). Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation and amortization of intangibles. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes and the related tax effects of the non-GAAP adjustments. Free cash flow, which consists of net cash flow provided by (used in) operating activities less cash used for capital expenditures, enables us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, and stock-based compensation expenses. ARR is used to identify the annualized recurring value of active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, maintenance contracts, and hosting contracts. All components of the licensing and usage arrangements that are not expected to recur (primarily perpetual licenses and services) are excluded.
Guidewire believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
About Guidewire Software
Guidewire delivers the industry platform that P&C insurers rely upon to adapt and succeed in a time of accelerating change. We provide the software, services, and partner ecosystem to enable our customers to run, differentiate, and grow their business. As of the end of our fiscal year 2019, we were privileged to serve more than 380 companies in 34 countries. For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning, business momentum, and the future effects of recently issued base erosion and anti-abuse tax regulations. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our services revenue produces lower gross margins than our license and maintenance revenue; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; our products or cloud-based services may experience data security breaches; changes in accounting guidance on revenue recognition, such as contained in ASC 606, have and may cause us to experience greater volatility in our quarterly and annual results; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2019	July 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$179,089	$254,101
Short-term investments	832,127	870,136
Accounts receivable, net	79,480	138,443
Unbilled accounts receivable, net	59,778	36,728
Prepaid expenses and other current assets	39,251	35,566
Total current assets	1,189,725	1,334,974
Long-term investments	300,797	213,524
Unbilled accounts receivable, net	9,428	9,375
Property and equipment, net	67,440	65,809
Operating lease assets	90,673	—
Intangible assets, net	59,375	66,542
Goodwill	340,877	340,877
Deferred tax assets, net	97,387	90,308
Other assets	43,322	45,554
TOTAL ASSETS	$2,199,024	$2,166,963
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,666	$34,255
Accrued employee compensation	33,494	73,365
Deferred revenue, net	85,845	108,304
Other current liabilities	19,681	16,348
Total current liabilities	164,686	232,272
Lease liabilities	105,624	—
Convertible senior notes, net	320,477	317,322
Deferred revenue, net	21,277	23,527
Other liabilities	1,435	19,641
Total liabilities	613,499	592,762
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,417,037	1,391,904
Accumulated other comprehensive loss	(6,683)	(7,758)
Retained earnings	175,163	190,047
Total stockholders’ equity	1,585,525	1,574,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,199,024	$2,166,963

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended October 31,
	2019	2018
Revenue:
License and subscription	$82,423	$94,680
Maintenance	20,971	21,003
Services	53,616	64,572
Total revenue	157,010	180,255
Cost of revenue(1):
License and subscription	23,796	13,330
Maintenance	3,694	3,868
Services	53,366	64,410
Total cost of revenue	80,856	81,608
Gross profit:
License and subscription	58,627	81,350
Maintenance	17,277	17,135
Services	250	162
Total gross profit	76,154	98,647
Operating expenses(1):
Research and development	46,496	45,496
Sales and marketing	33,016	32,319
General and administrative	21,239	18,345
Total operating expenses	100,751	96,160
Income (loss) from operations	(24,597)	2,487
Interest income	7,636	6,851
Interest expense	(4,429)	(4,244)
Other income (expense), net	(251)	(1,489)
Income (loss) before provision for income taxes	(21,641)	3,605
Benefit from income taxes	(6,650)	(2,704)
Net income (loss)	$(14,991)	$6,309
Net income (loss) per share:
Basic	$(0.18)	$0.08
Diluted	$(0.18)	$0.08
Shares used in computing net income (loss) per share:
Basic	82,360,891	80,821,227
Diluted	82,360,891	82,209,988

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2019	2018
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of license and subscription revenue	$1,363	$334
Cost of maintenance revenue	450	534
Cost of services revenue	5,332	5,968
Research and development	6,181	6,406
Sales and marketing	5,157	4,621
General and administrative	6,075	5,472
Total stock-based compensation expense	$24,558	$23,335

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended October 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(14,991)	$6,309
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	10,886	9,652
Amortization of debt discount and issuance costs	3,156	2,986
Stock-based compensation	24,558	23,335
Charges to bad debt and revenue reserves	357	238
Deferred income tax	(7,375)	(3,382)
Accretion of discount on available-for-sale securities, net	(1,360)	(1,790)
Other non-cash items affecting net income (loss)	—	374
Changes in operating assets and liabilities:
Accounts receivable	58,567	28,200
Unbilled accounts receivable	(23,103)	(25,661)
Prepaid expenses and other assets	(1,446)	3,898
Operating lease assets	2,340	—
Accounts payable	(3,009)	(7,931)
Accrued employee compensation	(39,780)	(29,048)
Deferred revenue	(24,709)	(32,736)
Lease liabilities	285	—
Other liabilities	(2,514)	(1,691)
Net cash used in operating activities	(18,138)	(27,247)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(406,762)	(253,469)
Sales and maturities of available-for-sale securities	360,237	238,389
Purchases of property and equipment	(9,625)	(2,945)
Capitalized software development costs	(1,346)	(459)
Net cash used in investing activities	(57,496)	(18,484)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	368	689
Net cash provided by financing activities	368	689
Effect of foreign exchange rate changes on cash and cash equivalents	254	(776)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(75,012)	(45,818)
CASH AND CASH EQUIVALENTS—Beginning of period	254,101	437,140
CASH AND CASH EQUIVALENTS—End of period	$179,089	$391,322

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2019	2018
Gross profit reconciliation:
GAAP gross profit	$76,154	$98,647
Non-GAAP adjustments:
Stock-based compensation (1)	7,145	6,836
Amortization of intangibles (1)	4,945	4,945
Non-GAAP gross profit	$88,244	$110,428

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(24,597)	$2,487
Non-GAAP adjustments:
Stock-based compensation (1)	24,558	23,335
Amortization of intangibles (1)	7,167	7,309
Non-GAAP income from operations	$7,128	$33,131

Net income (loss) reconciliation:
GAAP net income (loss)	$(14,991)	$6,309
Non-GAAP adjustments:
Stock-based compensation (1)	24,558	23,335
Amortization of intangibles (1)	7,167	7,309
Amortization of debt discount and issuance costs (2)	3,156	2,986
Tax impact of non-GAAP adjustments (3)	(8,912)	(8,863)
Non-GAAP net income	$10,978	$31,076

Tax provision (benefit) reconciliation:
GAAP tax benefit	$(6,650)	$(2,704)
Non-GAAP adjustments:
Stock-based compensation (1)	4,200	3,865
Amortization of intangibles (1)	1,227	1,211
Amortization of debt discount and issuance costs (2)	540	495
Tax impact of non-GAAP adjustments (3)	2,945	3,292
Non-GAAP tax provision	$2,262	$6,159

(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2) Adjustments reflect the amortization of debt discount and issuance costs related to the issuance of our Senior Convertible Notes recognized during the periods for GAAP purposes.
(3) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.
(4) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2019	2018

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.18)	$0.08
Non-GAAP adjustments:
Stock-based compensation (1)	0.30	0.28
Amortization of intangibles (1)	0.09	0.09
Amortization of debt discount and issuance costs (2)	0.04	0.04
Tax impact of non-GAAP adjustments (3)	(0.11)	(0.11)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (4)	(0.01)	—
Non-GAAP net income per share — diluted	$0.13	$0.38

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	82,360,891	82,209,988
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (4)	788,902	—
Pro forma weighted average shares — diluted	83,149,793	82,209,988

(1) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2) Adjustments reflect the amortization of debt discount and issuance costs related to the issuance of our Senior Convertible Notes recognized during the periods for GAAP purposes.
(3) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.
(4) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Three Months Ended October 31,
	2019	2018
Free cash flow:
Net cash used in operating activities	$(18,138)	$(27,247)
Net cash used for capital expenditures	(10,971)	(3,404)
Free cash flow	$(29,109)	$(30,651)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Second Quarter Fiscal Year 2020			Fiscal Year 2020
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	(28.9)	-	(24.9)	(41.4)	-	(29.4)
Non-GAAP adjustments:
Stock-based compensation	26.2	-	28.2	103.3	-	113.3
Amortization of intangibles	6.7	-	6.7	29.1	-	29.1
Non-GAAP income (loss) from operations	5.0	-	9.0	96.0	-	108.0